Exhibit 99.1

                  TOYS "R" US/BABIES "R" US PROMOTION AGREEMENT

This Promotion Agreement ("Agreement") between Toys "R" Us - Delaware, Inc. ("TRU") and RED GIANT ENTERTAINMENT, INC ("Partner") (each of TRU and Partner, a "Party") is effective as of JUNE 16, 2014.

This will acknowledge the participation of Partner in the GIANT-SIZE LINE OF COMICS scheduled to begin First week of NOVEMBER 2014 at NORTH AMERICA TOYS R US LOCATIONS, AND CONTINUING WEEKLY ("Promotion"). The Promotion and each party's responsibilities therefor are more fully described in the attached Exhibit A.

Each Party hereby represents, warrants and covenants that its responsibilities concerning the Promotion will be conducted in compliance with all applicable laws and regulations. Without limiting the foregoing, each Party further agrees and acknowledges that it is solely responsible for ensuring the legal and factual adequacy of all promotional and advertising materials that it creates for the Promotion.

Partner agrees to defend and indemnify TRU, its affiliated companies, and their respective officers, directors, members, shareholders, employees, agents, representatives, assigns and successors and shall hold them harmless against any damage, claims, suits, actions, liabilities, loss, costs and expenses, including reasonable attorneys' fees, arising out of or alleged to have arisen from (i) Partner's responsibilities concerning the Promotion (including any related act or omission by Partner) except to the extent the foregoing is caused by the negligence or the willful misconduct of TRU or (ii) a breach of the representations, warranties or obligations of Partner under this Agreement. TRU agrees to give prompt written notice to Partner of any such claims or suit. TRU's delay in furnishing notice of any such claims or suits to Partner shall not discharge Partner from the indemnification obligation hereunder, except to the extent such delay results in actual prejudice to Partner. Partner shall undertake and conduct the defense of any suit so brought. Partner shall keep TRU advised of the progress of any such suit and TRU shall have the right to participate in such suit. If Partner shall fail to take timely action to defend any such suit then TRU can defend such suit at Partner's reasonable expense. Partner shall not have the right to settle, compromise or otherwise enter into any agreement regarding the disposition of any claim of TRU without the prior written consent and approval of TRU other than a claim for monetary damages. This Paragraph shall survive the expiration or earlier termination of this Agreement.

TRU agrees to defend and indemnify Partner, its affiliated companies, and their respective officers, directors, members, shareholders, employees, agents, representatives, assigns and successors and shall hold them harmless against any damage, claims, suits, actions, liabilities, loss, costs and expenses, including reasonable attorneys' fees, arising out of or alleged to have arisen from (i) TRU's resonsibilities concerning the Promotion (including any related act or omission by TRU) except to the extent the foregoing is caused by the negligence or the willful misconduct of Partner or (ii) a breach of the representations, warranties or obligations of TRU under this Agreement. Partner agrees to give prompt written notice to TRU of any such claims or suit. Partner's delay in furnishing notice of any such claims or suits to TRU shall not discharge TRU from the indemnification obligation hereunder, except to the extent such delay results in actual prejudice to TRU. TRU shall undertake and conduct the defense of any suit so brought. TRU shall keep Sponor advised of the progress of any such suit and Partner shall have the right to participate in such suit. If TRU shall fail to take timely action to defend any such suit then Partner can defend such suit at TRU's reasonable expense. TRU shall not have the right to settle, compromise or otherwise enter into any agreement regarding the disposition of any claim of Partner without the prior written consent and approval of Partner other than a claim for monetary damages. This Paragraph shall survive the expiration or earlier termination of this Agreement.
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Partner shall, without expense to TRU, maintain in force prior to November 1,
2014 and continuing throughout the term of this Agreement and for a period of at least one (1) years after the date of the Promotion, general liability insurance, including product liability/completed operations insurance and contractual liability insurance coverage on an occurrence basis in an amount of at least Five Million Dollars ($5,000,000), providing for the investigation, defense and satisfaction (by settlement or otherwise) at no cost to TRU, of any liability, claim, loss, cost, expense or fee asserted against, or incurred by TRU (the "Policy" or "Policies"). Such Policy or Policies shall indicate that the insurer provides the primary insurance for any covered claims under this Agreement. All insurers shall have a Best's rating of at least AX. Within fourteen (14) days after the execution of this Agreement, but in no event no later than five (5) days prior to the date of the Promotion, Partner shall cause the insurance company issuing such Policy to issue to TRU a certificate acceptable to TRU confirming that such Policy has been issued and is in full force and effect and provides coverage of TRU as an additional insured as required by this Paragraph, and also confirming that before any cancellation, modification or reduction in coverage of such Policy, the insurance company shall give TRU ten (10) days prior written notice of such proposed cancellation, modification or reduction. Both Partner and Partner's insurance company waive any rights they may have to recover from TRU for any damages arising from claims falling within the scope of the foregoing indemnification. Every Policy carried by Partner as required under this Agreement shall include a provision denying to the insurer subrogation rights against TRU. Receipt by TRU of certificates or policies which do not conform to the requirements in this Agreement shall not relieve Partner the obligation to provide insurance conforming to the requirements contained herein. This Paragraph shall survive the expiration or earlier termination of this Agreement.

Each Party agrees that it will not infringe or encroach upon the other Party's personal, contractual or proprietary rights, including patent, trademark, trade name, service mark, copyright, or any other intellectual property right. Each Party agrees to defend, indemnify and hold harmless the other, their subsidiaries, divisions, related entities, officers, directors, employees, agents, successors and licensees from and against any and all claims, losses damages, judgments, liabilities or expenses, including reasonable attorney's fees in favor of third parties arising out of or based upon or alleged to have arisen out of a claim relating to infringement of either Party's intellectual property or other rights as described in this paragraph.

TRU shall have the right to terminate this Agreement (including the Promotion) for convenience upon 10 days written notice to Partner.

This Agreement shall be governed by the laws of the State of New Jersey. Nothing herein contained shall be construed to place the parties in the relationship of partners, joint ventures, agents or employees of one another and no party shall have the power to obligate or bind the other in any manner whatsoever, except to the extent herein provided.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below.

TOYS "R" US-DELAWARE, INC.                RED GIANT ENTERTAINMENT, INC


By: /s/ Lisa Harnish                      By: /s/ Benny R. Powell
   ----------------------------------         ----------------------------------
   Lisa Harnish, SVP, GMM                     Benny R. Powell / CEO

                                              6/16/2014
   ---------                                  ---------
   (Date)                                       (Date)

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                                    EXHIBIT A

Red Giant Entertainment Inc (REDG) will:

     * Supply "in portioned amounts" TBD later on a set schedule, a quantity of books from our "Giant-Size" line of comics in a weekly, on-going basis.
     *    Distribute the books weekly with the following titles each month:
          1.   Giant-Size Action (Week One)
          2.   Giant-Size Fantasy (Week Two)
          3.   Giant-Size Adventure (Week Three)
          4.   Giant-Size Thrills (Week Four)
          5. Giant-Size Quarterly (On the four months in a year with a fifth "week")

          These titles are subject to change with prior consent of Toys R Us.
     * Cause each book to have two stories plus advertising in them, which will be the sole responsibility of REDG to create and pay for.
     * Design a Toys "R" Us exclusive cover in conjunction with the Toys R Us marketing team and deliver comic books with the Toys "R" Us exclusive cover for all comic books that will distributed through the Toys "R" Us locations.
     * Grant Toys "R" Us a full page interior advertisement in the total circulation across the 1 million books printed/distributed each week, regardless of the venue these books are distributed in.
     * Be solely responsible for the sales of any/all advertising within their books.
     * Such advertising will not be sold with representation that it is in lieu of other advertising funds currently planned for TRU.
     * Participate with Toys R Us in marketing, cross-promotional marketing, co-op advertising.
     *    Pay for all printing of the comic books.
     * Pay for all printing of the Toys R Us and Red Giant Entertainment co-branded bags, as well as the cost of inserting a single copy of a comic into each bag.
     * Cause bags to be produced based on TRU specifications, and provide samples to Toys "R" Us for verification. o Pay for the boxing of these bagged comics at the printer into pre-selected quantities as agreed upon to parcel out for each location.
     * Pay for sea and land shipping, customs, duties and associated costs to deliver the boxes of bagged books to Toys R Us distribution center(s) or designated third party.
     * Obtain prior written approval from Toys R Us for all content prior to printing/shipping for content acceptability/approval.
     * Work with Toys R Us marketing to provide graphics, images, content, etc. as necessary to promote the on-going giveaway and obtain prior approval on the use of Toys "R" Us branding and trademarks in the Promotion.

Toys R Us (TRU) will:

     * Use commercially reasonable efforts to deliver the boxes of bagged comics in the agreed upon quantities each week to TRU's Toys"R"Us store locations and to TRU's Toys"R"Us and Babies"R"Us Side-by-Side store locations, or any other store location as TRU may choose in its sole discretion..

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
     * Utilize the bagged books to place merchandise into on a "Free with Purchase" basis. This will be done with preference to the Video Game section of the store, but stores may use flexibility at their discretion if they wish to utilize them in other departments/registers.
     * Provide timely review of all content prior to printing/shipping for content acceptability/approval.
     * Work with REDG marketing to provide graphics, images, content, etc. as necessary to promote the on-going giveaway.

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